EXHIBIT 10.1

                     RESTRUCTURING AND SETTLEMENT AGREEMENT

     THIS RESTRUCTURING AND SETTLEMENT AGREEMENT ("Agreement") is entered into and effective as of May 30, 2001, by and among ALL-AMERICAN SPORTPARK, LLC, a Nevada limited liability company ("AASP LLC"), SPORTPARK LAS VEGAS, INC., a Nevada corporation ("SPLV"), THE ALL-AMERICAN GOLF CENTER, INC., a Nevada corporation ("AAGC"), ALL-AMERICAN SPORTPARK, INC., a Nevada corporation formerly known as Saint Andrews Golf Corporation ("AASP"), SPORTS ENTERTAINMENT ENTERPRISE, INC., a Nevada corporation ("SPEN"), SPORTPARK MANAGEMENT, INC., a Nevada corporation ("SPMI"), VASO BORETA ("VB"), RONALD S. BORETA ("RSB"), BORETA ENTERPRISES, LTD., a Nevada limited liability company ("BEL"), URBAN LAND OF NEVADA, INC., a Nevada corporation ("Urban Land") and URBAN INVESTMENTS LLC, a Nevada limited liability company ("UIL"). AASP LLC, SPLV, AAGC, AASP, SPEN, SPMI, VB, RSB, BEI, Urban Land and UIL shall hereinafter sometimes be referred to individually as a "Party" and collectively as the "Parties."

                              Factual Background

     A. Urban Land entered into a certain Lease Agreement dated June 13, 1997 (the "SportPark Lease") with SPLV pertaining to a certain parcel of 23.61 acres of land (the "SportPark Premises"). AASP LLC is the successor lessee under the SportPark Lease under an Assignment and Assumption Agreement dated September 16, 1998. A Memorandum of Lease regarding the SportPark Lease was recorded in the Official Records of Clark County, Nevada, on June 23, 1997, in Book 970623 as Instrument No. 00042. AASP guaranteed the lessee's obligations under the SportPark Lease.

     B. AASP LLC is in default under the SportPark Lease for nonpayment of rent and other monetary obligations such as real estate taxes as of the date hereof (the "SportPark Back Rent").

     C. Urban Land is the lessor and AAGC is the successor lessee under that certain Lease Agreement made and entered into as of June 13, 1997 by and between Urban Land, and All-American Golf Center, LLC, a California limited liability company, as amended by Amendment to Lease Agreement and Amendment to Memorandum of Lease dated September 17, 1997, and assigned to AAGC pursuant to a certain Assignment of Ground Lease dated December 30, 1998 (the "Golf Center Lease"), whereby Urban Land leased to AAGC certain "Leased Premises" consisting of approximately 41.37 acres as defined therein (the "Golf Center Premises"). AASP guaranteed the lessee's obligations under the Golf Center Lease.

     D. AAGC is in breach of the Golf Center Lease by virtue of nonpayment of rent (the "Golf Center Back Rent").

     E.  SPLV and SPMI collectively own all of the member interests in AASP
LLC.

     F.  AASP owns all of the outstanding equity interests in SPLV and AAGC.

     G. SPEN owns a majority of the outstanding common shares and all of the outstanding preferred shares of AASP.

     H.  VB, RSB and BEL own common shares of SPEN (the "Collateral Stock").

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     I.  AASP LLC obtained the First Loan (as defined below) from Nevada State
Bank evidenced by the First Loan Documents (as defined below). UIL purchased the First Loan, Second Loan, and Zion's Lease from Nevada State Bank and is the successor in interest to Nevada State Bank in connection with the Loans and that Lease.

     J. In order to induce Nevada State Bank to provide the First Loan, Urban Land executed a Trust Deed, Assignment of Rents, Security Agreement and Fixture Filing (the "Urban Land Trust Deed");

     K. In order to induce Urban Land to provide the Urban Land Trust Deed, VB, RSB and BEL pledged the Collateral Stock and VB granted a lien on certain real property (the "Voss Property") to Urban Land pursuant to a Collateral Assignment Agreement among Urban Land, AASP, VB, RSB and BEL (the "Collateral Assignment").

     L. In order to resolve various claims related to, and to restructure, the foregoing arrangements, the parties desire to agree as set forth below.

                                   Agreement

     1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Boreta Parties" means VB, RSB and BEI.

         "Charter Equipment" means the equipment which is subject to the Charter Financial Documents.

         "Charter Financial Documents" means the personal property financing lease documents with Charter Financial, Inc., including without limitation the following: Lease of Personal Property Number 6199, Purchase Agreement, Guaranty Agreement executed by AASP and SPEN and all other documents executed in connection with the Lease of Personal Property, as amended as of the date hereof.

         "Claims" means any and all claims, demands, damages, losses, liabilities and causes of action, of whatever kind or nature, whether in law or in equity, whether known or unknown, whether suspected or unsuspected, including without limitation those related to unknown and unsuspected injuries as well as unknown and unsuspected consequences of known or suspected injuries.

         "First Loan" means the loan from Nevada State Bank to AASP LLC in the stated principal amount of $13,500,000.

         "First Loan Documents" means all of the documents evidencing, securing or delivered in connection with the First Loan, including without limitation the following: Term Loan Agreement, Promissory Note, Term Loan Trust Deed, Assignment of Rents, Security Agreement and Fixture Filing executed by AASP LLC, the Urban Land Trust Deed, Trust Deed, Assignment of Rents, Security Agreement and Fixture Filing executed by VB, a security interest in personal property, UCC-1 financing statements and all other documents executed in connection with the First Loan.


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         "MLBB License Agreement" means the Letter Agreement dated as of
December 22, 1994, amended as of August 25, 1997, by and between Major League Baseball Properties and AASP, as amended as of the date hereof.

         "NASCAR Agreement" means the License Agreement dated as of August 1, 1995 by and between National Association for Stock Car Auto Racing, Inc. and AASP, as amended as of the date hereof.

         "Pepsi Agreement" means the Sponsorship Agreement dated as of December 4, 1997 by and between AASP and the Pepsi-Cola Company, as amended as of the date hereof.

         "Nevada State Bank" means Nevada State Bank, a Nevada banking corporation.

         "Second Loan" means the loan from Nevada State Bank to SPLV in the stated principal amount of $39,055.

         "Second Loan Documents" means all of the documents evidencing, securing or delivered in connection with the Second Loan, including without limitation the following: Business Loan Agreement, Promissory Note, Commercial Security Agreement, UCC-1 financing statements and all other documents executed in connection with the Second Loan.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Sierra Agreement" means Lease and Concession Agreement between All-American Golf LLC, Saint Andrews Golf Corporation, Sierra Sportservice, Inc. and Sportservice Corporation dated as of September 17, 1997, as amended as set forth on Exhibit A to this Agreement.

         "Sony Agreement" means the Purchase Agreement dated as of June 2, 1998 with Sony Electronics, Inc.

         "SportPark Agreements" means those leases of personal property located in or agreements relating to the operation of the SportPark Premises listed on Exhibit D to this Agreement.

         "SportPark Parties" means, collectively, AASP LLC, SPLV, AAGC, AASP, SPEN and SPMI.

         "Stockholders Agreement" means the Stockholders Agreement by and between Urban Land, AASP and AAGC in the form attached as Exhibit E to this Agreement

         "Urban Parties" means, collectively, Urban and UIL.

         "Zion" means Zion's Credit Corporation, a Utah corporation and an affiliate of Nevada State Bank.

         "Zion's Lease" means the financing lease from Zion to SPLV dated July 17, 1998.




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         "Zion's Lease Documents" means all of the documents evidencing, securing or delivered in connection with the Zion's Lease, including without limitation the following: Master Finance Lease No. 7659 dated July 17, 1998, Trust Deed dated July 17, 1998 executed by VB for the benefit of Zion, UCC-1 financing statements and all other documents executed in connection with the Zion's Lease.

     2. SportPark Transactions. Subject to satisfaction of the conditions precedent stated in Section 6 below:

         (a) Termination of SportPark Lease. The SportPark Lease shall be terminated effective May 31, 2001 at 12:00 midnight (the "SportPark Termination Time"). AASP LLC agrees to surrender possession of the SportPark Premises at the SportPark Termination Time. AASP LLC and Urban Land shall execute and record in the real property records a Memorandum of Lease Termination in the form attached as Exhibit B to this Agreement. Urban Land accepts the SportPark Premises "as-is" without warranty or representation or any obligation of AASP LLC to repair or replace any part of the SportPark Premises or any improvements or personal property thereon.

         (b) Termination of Collateral Agreement. Effective as of the SportPark Termination Time, the Collateral Assignment is hereby terminated.

         (c) Release of Liability with respect to Loan and Lease Documents. Effective as of the SportPark Termination Time, the Urban Parties hereby release the SportPark Parties and the Boreta Parties from all personal liability for any obligations under or with respect to the First Loan and the First Loan Documents, the Second Loan and the Second Loan Documents, the Zion's Lease and the Zion's Lease Documents, and all guaranties of any of the SportPark Parties and the Boreta Parties with respect to any of the foregoing. Notwithstanding the foregoing or anything to the contrary in this Agreement or any document executed pursuant to this Agreement, the First Loan, Second Loan, and Zion's Lease shall remain in effect as nonrecourse obligations, and the Term Loan Trust Deed, Assignment of Rents, Security Agreement and Fixture Filing executed by AASP LLC, and the Urban Land Trust Deed shall remain in effect as liens against the SportPark Premises and the SportPark Lease and all other security documents (other than the Collateral Assignment) shall remain in full force and effect; provided, however, that the Urban Parties will commence no actions against the SportPark Parties or the Boreta Parties, and will not obtain or enforce any judgments against them, except to enforce such Deeds of Trust and security agreements against the collateral identified therein.

         (d) Personal Property. AASP LLC agrees to transfer to Urban Land all leasehold improvements and personal property located on the SportPark Premises, which improvements and personal property are owned by AASP LLC. AASP LLC shall deliver to Urban Land a Bill of Sale in the form attached as Exhibit C hereto

         (e) Insurance Proceeds. AASP LLC agrees to deliver to Urban Land an assignment of, and to pay to Urban Land, all property insurance proceeds which AASP LLC may receive as a result of casualty arising from vandalism at the SportPark Premises involving equipment, including without limitation, certain Charter Equipment, but only to the extent such insurance proceeds are actually paid to AASP LLC.


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         (f)  Sierra Agreement.  Subject to the terms of this Agreement, AASP
LLC hereby assigns to Urban Land all of its rights and obligations as successor sublessor in connection with the Sierra Agreement but only as it pertains to the SportPark Premises. AASP LLC represents and warrants to Urban Land that the Sierra Agreement has not been amended or modified, except as described in Exhibit A to this Agreement. Urban Land hereby assumes all obligations of AASP LLC as an "Owner" under the Sierra Agreement, as it pertains to the SportPark Premises. Urban Land and AASP agree to use commercially reasonable efforts to enter into new agreements with Sierra separating obligations relating to the SportPark Premises from those relating to the Golf Center Premises.

         (g) Pepsi Agreement. AASP LLC and AASP hereby assign to Urban Land all of their rights and obligations in connection with the Pepsi Agreement but only as it pertains to the SportPark Premises after the SportPark Termination Time. Urban Land hereby assumes all obligations under the Pepsi Agreement, as it pertains to the SportPark Premises, accruing after the SportPark Termination Time. Urban Land and AASP agree to use commercially reasonable efforts to enter into new agreements with Pepsi separating obligations relating to the SportPark Premises from those relating to the Golf Center Premises.

         (h) SportPark Agreements. AASP LLC and AASP hereby assign to Urban Land all of their rights and obligations under the SportPark Agreements. AASP LLC represents and warrants to Urban Land that AASP LLC has provided to Urban Land true and correct copies of all such SportPark Agreements. Urban Land hereby assumes all obligations of AASP LLC and/or AASP under such SportPark Agreements accruing after the SportPark Termination Time.

         (i) MLBB Agreement and NASCAR Agreement. Urban Land acknowledges and agrees that it does not have any right or interest in or to the MLBB Agreement or the NASCAR Agreement or the rights granted thereunder. Urban Land and AASP agree to use commercially reasonable efforts to facilitate a cancellation of the MLBB Agreement and the NASCAR Agreement. Urban Land agrees that it will take all actions necessary to avoid a violation of the terms of MLBB Agreement or the NASCAR Agreement, including without limitation, removal of all trademarks or servicemarks on the SportPark Premises.

         (j) Delivery of Documents. Within two (2) business days after the SportPark Termination Time, AASP LLC shall deliver to Urban Land (i) the originals, or copies if originals are not available, of the property insurance policy covering the SportPark Premises and the SportPark Agreements, (ii) duplicate originals if available or if not available, copies of the Sierra Agreement and all amendments and modifications thereto and the Pepsi Agreement, and (iii) copies of the MLBB Agreement, and the NASCAR Agreement.

     3. Golf Center Transactions. Subject to satisfaction of the conditions precedent stated in Section 6 below:

         (a) Cancellation of Golf Center Back Rent. Urban Land agrees to cancel the obligations of AAGC for the Golf Center Back Rent through and including April 30, 2001. Urban Land hereby withdraws the Notice of Default dated as of May 17, 2001 and acknowledges and agrees that no other defaults are pending with respect to the Golf Center Lease.


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         (b)  Golf  Center May Rent.  Concurrently with the execution of this
Agreement, AAGC agrees to pay in full the May rent obligations of AAGC under the Golf Center Lease in the amount of Thirty-Three Thousand One Hundred Seventy-Three and Eight One-Hundredths Dollars ($33,173.08).

         (c) Future Rent. This Agreement does not constitute a modification or forgiveness of any of AAGC's obligations with respect to rent owed under the Golf Center Lease for periods beginning May 1, 2001. Tenant shall pay the May rent in full as provided in Section 3(b) above, and thereafter shall pay June rent and all future rent under the Lease in a timely manner.

         (d) Negotiation of Amendment of Golf Center Lease. Upon Urban Land's written request, AAGC agrees to enter into good faith negotiations to amend the Golf Center Lease to release from the Leased Premises (as defined therein) land not necessary for AAGC's operations sufficient for construction of a 120-unit motel and/or an office or retail building containing not more than 10,000 square feet with parking, landscaping, and other facilities as required by law and as are customary for similar developments; provided however, the precise size and location of such project and the other terms relating thereto shall be subject to the approval of AAGC which shall not be unreasonably withheld or delayed. Urban Land shall be responsible for any costs of reconfiguring the golf course in connection with such release. Any amendments to the Golf Center Lease shall provide that the Minimum Rent payable under the Golf Center Lease shall be reduced or increased in proportion to any reduction or increase in acreage of the Golf Center Premises.

     4. AAGC Transactions. Subject to satisfaction of the conditions precedent stated in Section 6 below:

           (a) AAGC Stock. In consideration of the agreements set forth in this Agreement, AAGC agrees to issue to Urban Land a stock certificate evidencing thirty-five percent (35%) of the total issued and outstanding common shares of AAGC as of the date of this Agreement (the "Urban Land Shares"). Each stock certificate representing Urban Land Shares shall be stamped or otherwise imprinted with a legend as provided in the Stockholders Agreement, in addition to any legend required under applicable state securities laws. AAGC represents and warrants that it has issued and has currently outstanding one hundred shares of common stock (the "AAGC Shares"), all of which are held by AASP prior to the issuance contemplated by this Agreement. AAGC represents and warrants that all AAGC Shares are duly authorized, validly issued and outstanding and fully paid and non-assessable; there are no other classes of shares or securities of AAGC which have been authorized or issued, including but not limited to, any other special shares or any securities convertible or exchangeable into any capital shares of AAGC, and no option, warrants or other rights to purchase or subscribe to any capital shares of AAGC, or securities convertible or exchangeable into any capital shares of AAGC are presently outstanding, and no authorization therefor is presently in effect or contemplated. AAGC represents and warrants that, upon delivery of the stock certificate evidencing the Urban Land Shares to Urban Land pursuant to this Agreement, Urban Land shall receive good and marketable title to Urban Land Shares, free and clear of any pledge, lien, charge, voting trust agreement or other encumbrance except the Stockholders Agreement contemplated by this Agreement and applicable securities laws.

         (b) Stockholders Agreement. Urban Land, AASP and AAGC agree to execute and deliver the Stockholders Agreement.

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


         (c) Investment Representations. Urban Land understands that neither the Urban Land Shares nor the AAGC Shares have been registered under the Securities Act. Purchaser also understands that the Urban Land Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Urban Land's representations contained in this Agreement. Urban Land hereby represents and warrants as follows:

                (i) Urban Land Bears Economic Risk. Urban Land has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to AAGC and has the capacity to protect its own interests. Urban Land must bear the economic risk of this investment indefinitely unless the Urban Land Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Urban Land understands that AAGC has no present intention of registering the Urban Land Shares or any AAGC Shares. Urban Land also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Urban Land to transfer all or any portion of the Urban Land Shares under the circumstances, in the amounts or at the times Purchaser might propose.

               (ii) Acquisition for Own Account. Urban Land is acquiring the Urban Land Shares for Urban Land's own account for investment only, and not with a view towards their distribution.

              (iii) Urban Land Can Protect Its Interest. Urban Land represents that by reason of its, or of its management's, business or financial experience, Urban Land has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Urban Land is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

              (iv) Accredited Investor. Urban Land represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

              (v) AAGC Information. Urban Land has had an opportunity to discuss AAGC's business, management and financial affairs with directors, officers and management of AAGC and has had the opportunity to review the AAGC's operations and facilities. Urban Land has also had the opportunity to ask questions of and receive answers from, AAGC and its management regarding the terms and conditions of this investment.

             (vi) Rule 144. Urban Land acknowledges and agrees that the Urban Land Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Urban Land has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about AAGC, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

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            (vii)  Residence.  The office or offices of Urban Land in which its investment decision was made is located at the address or addresses of Urban Land at 3271 S. Highland Drive, Suite 709, Las Vegas, Nevada 89109.

     5. Release of Collateral Stock and Voss Property. Concurrently with the execution of this Agreement, the Collateral Assignment shall terminate. Urban Land shall deliver to VB, RSB and BEL all stock certificates, stock powers or other instruments relating to the Collateral Stock. Urban Land shall execute and deliver all releases and other documents necessary to terminate and release all liens or other interests in the Voss Property.

     6.  Conditions Precedent.

         (a) The obligations of the Urban Parties hereunder are conditioned upon their receipt, at or before the SportPark Termination Time, of all of the following:

              (i) The Memorandum of Lease Termination executed in recordable form by AASP LLC;

             (ii)  The Bill of Sale executed by AASP LLC;

            (iii)  An Assignment of Insurance Proceeds executed by AASP LLC;

             (iv)  The Golf Center May rent;

              (v)  The Stock Certificate of AAGC evidencing the Urban Land
Shares;

             (vi)  The Stockholders Agreement executed by AASP and AAGC; and

            (vii) Copies of resolutions of the Board of Directors of AASP and AAGC, and of the members of AASP LLC, authorizing the transactions contemplated by this Agreement.

         (b) The obligations of the SportPark Parties and the Boreta Parties hereunder are conditioned upon their receipt, at or before the SportPark Termination Time, of all of the following:
              (i) A copy of the Memorandum of Lease Termination executed in recordable form by Urban Land;

             (ii)  The stock certificates evidencing the Collateral Stock;

             (vi)  The Stockholders Agreement executed by Urban Land; and

            (vii) Copies of resolutions of the Board of Directors of Urban Land and UIL, authorizing the transactions contemplated by this Agreement.

     7.  Releases and Indemnities.

         (a) SportPark Parties and Boreta Parties Release. Each of the SportPark Parties and the Boreta Parties, for itself and all of its affiliated persons or entities, hereby waives and releases the Urban Parties, and the parent, subsidiary, and affiliated entities of the Urban Parties, and the shareholders, officers, directors, members, partners, employees, attorneys, and agents of the Urban Parties, from any Claims in any way related to the

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SportPark Lease, the condition or operation of the SportPark Premises prior to the SportPark Termination Time, the Collateral Assignment, the First Loan and the First Loan Documents, the Second Loan and the Second Loan Documents, the Zion's Lease and the Zion's Lease Documents, and all guaranties of any of the SportPark Parties with respect to any of the foregoing. Each of the SportPark Parties and the Boreta Parties, for itself and all of its affiliated persons or entities, hereby waives and releases the Urban Parties, and the parent, subsidiary, and affiliated entities of the Urban Parties, and the shareholders, officers, directors, members, partners, employees, attorneys, and agents of the Urban Parties, from any Claims (i) in any way related to the Golf Center Lease or the Golf Center Back Rent and arising prior to the SportPark Termination Time, and (ii) in any way related to guaranties of any of the SportPark Parties with respect to the Golf Center Lease.
Notwithstanding the foregoing, the SportPark Parties and the Boreta Parties do not waive or release any claims or obligations under this Agreement or under any documents or agreements delivered pursuant to this Agreement.

         (b) SportPark Parties Indemnity. Each of the SportPark Parties, for itself and all of its affiliated persons or entities, hereby indemnifies and agrees to defend and hold harmless the Urban Parties, and the parent, subsidiary, and affiliated entities of the Urban Parties, and the shareholders, officers, directors, members, partners, employees, attorneys, and agents of the Urban Parties, from any Claims in any way related to (i) the SportPark Premises or the operation thereof on or before the SportPark Termination Time other than Claims arising from obligations assumed by the Urban Parties under this Agreement, (ii) Claims of contractors for work performed on the SportPark Premises contracted for by any of the SportPark Parties, provided however, the SportPark Parties shall have the sole right to defend and settle any such Claims, and (iii) the MLBB Agreement and the NASCAR Agreement other than Claims arising or accruing from the operation of the SportPark Premises on or after the SportPark Termination Time.

         (c) Urban Parties Release. Each of the Urban Parties, for itself and all of its affiliated persons or entities, hereby waives and releases (i) each of the SportPark Parties and the Boreta Parties, and the respective parent, subsidiary, and affiliated entities of each such Party, and the shareholders, officers, directors, members, partners, employees, attorneys, and agents of each of them, from any Claims in any way related to the SportPark Lease, the condition or operation of the SportPark Premises, the SportPark Back Rent, the Golf Center Back Rent, the Collateral Assignment, and (subject to Section 2(c) above) the First Loan and the First Loan Documents, the Second Loan and the Second Loan Documents, the Zion's Lease and the Zion's Lease Documents, and all guaranties of any of the SportPark Parties and the Boreta Parties with respect to any of the foregoing, (ii) each of the SportPark Parties (other than AAGC and AASP) and the Boreta Parties, and the respective parent, subsidiary, and affiliated entities of each such Party other than AAGC and AASP, and the shareholders, officers, directors, members, partners, employees, attorneys, and agents of each of them other than AAGC and AASP, from any Claims in any way related to the Golf Center Lease, the Golf Center Back Rent and all guaranties of any of the SportPark Parties (other than AAGC and AASP) and the Boreta Parties with respect to the Golf Center Lease. Each of the Urban Parties, for itself and all of its affiliated persons or entities, hereby waives and releases AAGC and AASP, and the parent, subsidiary, and affiliated entities of AAGC and AASP, and the shareholders,

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officers, directors, members, partners, employees, attorneys, and agents of
AAGC and AASP, from any Claims in any way related to the Golf Center Lease or the Golf Center Back Rent and arising prior to the SportPark Termination Time. Notwithstanding the foregoing, the Urban Parties do not waive or release any claims or obligations under this Agreement or under any documents or agreements delivered pursuant to this Agreement.

         (d) Urban Parties Indemnity. Each of the Urban Parties, for itself and all of its affiliated persons or entities, hereby indemnifies and agrees to defend and hold harmless each of the SportPark Parties and the Boreta Parties, and the respective parent, subsidiary, and affiliated entities of each such Party, and the shareholders, officers, directors, members, partners, employees, attorneys, and agents of each of them, from any Claims in any way related to:

              (i) the SportPark Premises or the operation thereof on or after the SportPark Termination Time,

             (ii) the Charter Equipment or the Charter Financial Documents arising or accruing on or after the SportPark Termination Time,

            (iii) the Sony Agreement arising or accruing on or after the SportPark Termination Time,

             (iv) the SportPark Agreements arising or accruing on or after the SportPark Termination Time,

              (v) the Sierra Agreement and all guaranties of any of the SportPark Parties, the Boreta Parties or Calloway Golf Corporation in respect of or relating to the Sierra Agreement to the extent pertaining to the SportPark Premises arising or accruing on or after the SportPark Termination Time,

             (vi) all amounts payable pursuant to Section 8.5 of the Sierra Agreement to the extent pertaining to the SportPark Premises,

            (vii) the MLBB Agreement, the NASCAR Agreement or the Pepsi Agreement arising or accruing from the operation of the SportPark Premises on or after the SportPark Termination Time,

           (viii) the SportPark Lease, the SportPark Back Rent, the Golf Center Back Rent, the Collateral Assignment, and (subject to Section 2(c) above) the First Loan and the First Loan Documents, the Second Loan and the Second Loan Documents, the Zion's Lease and the Zion's Lease Documents, and all guaranties of any of the SportPark Parties and the Boreta Parties with respect to any of the foregoing, and

             (ix) with respect to each of the SportPark Parties (other than AAGC and AASP) and the Boreta Parties, and the respective parent, subsidiary, and affiliated entities of each such Party, and the shareholders, officers, directors, members, partners, employees, attorneys, and agents of each of them from any Claims in any way related to the Golf Center Lease and all guaranties of any of the SportPark Parties (other than AAGC and AASP) and the Boreta Parties with respect to the Golf Center Lease.


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     8.  Consents and Further Assurances.  Notwithstanding anything to the contrary contained in this Agreement, to the extent that the transfer or assignment or attempted transfer or assignment of any SportPark Agreement, the Sierra Agreement or the Pepsi Agreement would be a violation of any such agreement or would require any authorizations, approvals, consents or waivers of third parties and such authorizations, approvals, consents or waivers shall not have been obtained prior to the SportPark Termination Time, this Agreement shall not constitute a transfer or assignment or an attempted transfer or assignment or delivery thereof if any of the foregoing would constitute a breach of the rights of any third party until such authorization, approval, consent or waiver is obtained. Subject to the terms and conditions hereof, each of the parties hereto agrees to use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, all documents and to take, or cause to be taken, all actions that may be reasonably necessary or appropriate to effectuate the provisions of this Agreement.

     9.  Miscellaneous

         (a) Severability. In the event any provision or part of this Agreement shall be held to be invalid or unenforceable according to its terms by any court or tribunal having jurisdiction over the Parties and subject matter, such holding shall not affect the validity of the other provisions of this Agreement and all other provisions shall remain in effect notwithstanding the invalidity of any such provisions.

         (b) Governing Law. All questions regarding the construction of this Agreement, and the rights and liabilities of the Parties hereto shall be governed by the laws of the State of Nevada without regard to its provisions regarding conflicts of laws.

         (c) Assignment. This Agreement shall not be assigned or transferred in whole or in part by any Party without the prior written consent of the other Parties. Any attempted assignment in contravention of this Agreement shall be void and of no effect.

         (d) Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings both written and oral, with respect to the subject matter hereof.

         (e) Amendment. No amendment to this Agreement shall be valid unless made in writing and signed by the Parties.

         (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

         (g) Notices. All notices required or permitted to be given hereunder shall be in writing and shall be sent by certified mail, postage prepaid, and it intended for Tenant it shall be addressed:

     If to SPEN, AASP, AAGC,     Ronald S. Boreta, President
     SPLV, AASP LLC, SPMI, ,     6730 S. Las Vegas Boulevard
     VB, RSB or BEL:             Las Vegas, Nevada 89119
                                 Telephone:  (702) 317-7302
                                 Facsimile:  (702) 309-7407

     With a copy to:             Karen L. Chapman, Esq.
                                 Sherman & Howard L.L.C.
                                 633 17th Street, Suite 3000
                                 Denver, Colorado 80202
                                 Telephone:  (303) 299-8258
                                 Facsimile: (303) 298-0940

     If to Urban Land or UIL:    Theodore B. Lee
                                 Urban Investments, LLC
                                 3271 S. Highland Drive, #704
                                 Las Vegas, Nevada 89109
                                 Telephone:  (702) 369-9595
                                 Facsimile:  (702) 369-2776

     With a copy to:             Stephen B. Yoken, Esq.
                                 Gordon & Silver, Ltd.
                                 3960 Howard Hughes Parkway, 9th Floor
                                 Las Vegas, Nevada 89109
                                 Telephone:  (702) 796-5555
                                 Facsimile: (702) 369-2666

         (h) Inurement. Subject to the restrictions against assignment as herein contained, this Agreement shall inure to the benefit of, and shall be binding upon, the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the Parties hereto.

         (i) Further Assurances. Each Party shall execute and deliver to the other Party all such other additional documents and instruments as may be reasonably required by the other Party to implement and evidence the purposes and intent of the provisions of this Agreement.

         (j) Arbitration. Any dispute, claim or controversy between the Parties arising from or relating to this Agreement shall be settled by binding arbitration as provided in section 59 of the Golf Park Lease.

         (k) Attorneys' Fees. In the event of any controversy, claim or dispute between the Parties relating to this Agreement or the breach thereof, the prevailing Party shall be entitled to recover from the other Party reasonable attorneys' fees and costs.

     IN WITNESS WHEREOF, the Parties, intending to be legally bound, have executed this Agreement as of the day and year first hereinabove written.

ALL-AMERICAN SPORTPARK, LLC.,           THE ALL-AMERICAN GOLF CENTER,
a Nevada limited liability company      INC., a Nevada corporation

By:  SportPark Management, Inc.,
     Managing Member

     By:/s/ Ronald S. Boreta            By: /s/ Ronald S. Boreta
        Ronald S. Boreta, President     Title:  President

SPORTPARK LAS VEGAS, INC., a Nevada     ALL-AMERICAN SPORTPARK, INC., a
corporation                             Nevada corporation


By:  /s/ Ronald S. Boreta               By: /s/ Ronald S. Boreta
Title:  President                       Title:  President and CEO




SPORTS ENTERTAINMENT ENTERPRISE,        BORETA ENTERPRISES, LTD., a Nevada
INC., a Nevada corporation              limited liability company



By: /s/ Vaso Boreta                     By: /s/ Ronald S. Boreta
Title:  President                           Ronald S. Boreta, General Manager

URBAN LAND OF NEVADA, INC., a
Nevada corporation                      /s/ Ronald S. Boreta



By: /s/ Theodore B. Lee                 /s/ Vaso Boreta
  Theodore B. Lee, President


URBAN INVESTMENTS LLC., a Nevada        SPORTPARK MANAGEMENT, INC., a
limited liability company               Nevada corporation


By: /s/ Theodore B. Lee                 By:  /s/ Ronald S. Boreta
Title:  Manager                         Title:  President

                                   EXHIBIT A

                                SIERRA AGREEMENT


     1. Lease and Concession Agreement between All-American Golf LLC and Saint Andrews Golf Corporation and Sierra Sportservice, Inc. and Sportservice Corporation dated as of September 17, 1997

     2. Agreement dated as of May 5, 1998 between All-American Golf LLC, Saint Andrews Golf Corporation, Callaway Golf Company, Sierra Sportservice, Inc. and Sportservice Corporation

     3. Memorandum of Lease and Concession Agreement dated as of September 17, 1997 between Saint Andrews Golf Corporation and All-American Golf LLC, and Sierra Sportservice, Inc.

     4. Subordination, Non-Disturbance and Attornment Agreement dated as of September 17, 1997 by and among Urban Land of Nevada, Saint Andrews Golf Corporation, All-American Golf, LLC and Callaway Golf Company and Sierra Sportservice, Inc.

     5. Amendment to Lease and Concession Agreement dated as of March 1, 1998 by and between All-American Golf, LLC, Saint Andrews Golf Corporation and Sierra Sportservice, Inc. and Sportservice Corporation.

     6. Second Amendment to Lease and Concession Agreement dated as of September 3, 1998 by and between All-American Golf, LLC, Saint Andrews Golf Corporation and Sierra Sportservice, Inc. and Sportservice Corporation

     7.  Letter from Burton Greenspon to Ron Boreta dated October 21, 1998.

                                   EXHIBIT B

                     SPORTPARK MEMORANDUM OF LEASE TERMINATION

Recording Requested By
and When Recorded Mail To:
Stephen B. Yoken, Esq.
Gordon & Silver, Ltd.
3960 Howard Hughes Parkway
9th Floor
Las Vegas, Nevada 89109                Assessor's Parcel No. 177-04-101-008

                        MEMORANDUM OF LEASE TERMINATION

     This Memorandum of Lease Termination is made as of May 30, 2001, by ALL AMERICAN SPORTPARK, LLC, a Nevada limited liability company ("Tenant") with offices at 6730 S. Las Vegas Boulevard, Las Vegas, Nevada 89119 and URBAN LAND OF NEVADA, INC., a Nevada corporation ("Landlord") with offices at 3271 S. Highland Drive, Suite 709, Las Vegas, Nevada 89109.

     Landlord entered into a certain Lease Agreement dated June 13, 1997 (the "Lease") with All-American SportPark, Inc. pertaining to a certain parcel of
23.61 acres of land. A Memorandum of Lease was recorded in the Official Records of Clark County, Nevada, on June 23, 1997, in Book 970623 as Instrument No. 00042. Tenant is the successor lessee under the Lease under Assignment and Assumption Agreement dated September 16, 1998 and recorded in the Official Records on September 18, 1998 in Book 980918 as Document No. 01077. Landlord and Tenant have agreed that the Lease shall be terminated effective May 31, 2001 at 12:00 midnight.

ALL AMERICAN SPORTPARK, LLC, a          URBAN LAND OF NEVADA, INC., a
Nevada limited liability company        Nevada Corporation

By: SportPark Management, Inc.,
    Managing Member
                                        /s/ Theodore B. Lee
                                        Theodore B. Lee, President
By: /s/ Ronald S. Boreta
    Ronald S. Boreta, President

STATE OF NEVADA  )
                 )  ss.
CLARK COUNTY     )

     This instrument was acknowledged before me on May 31, 2001, by Ronald S. Boreta as President of SportPark Management, Inc., as Managing Member of All American SportPark, LLC.

                                         /s/ Cara Brunette
                                         Notary Public

STATE OF NEVADA  )
                 )  ss.
CLARK COUNTY     )

     This instrument was acknowledged before me on May 30, 2001 by Theodore B. Lee as President of Urban Land of Nevada, Inc.

                                         /s/ Carolyn E. Wright
                                         Notary Public

                                  EXHIBIT C

                            SPORTPARK BILL OF SALE


                          BILL OF SALE AND ASSIGNMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, ALL AMERICAN SPORTPARK, LLC, a Nevada limited liability company ("Seller"), does hereby, sell, assign, transfer and convey to URBAN LAND OF NEVADA, INC., a Nevada corporation ("Buyer"):

     1. all tangible personal property of Seller, if any (the "Personal Property"), located on and used in connection with the operation of the improvements on the real property located in the County of Clark, State of Nevada, as more particularly described on Exhibit A attached hereto (the "Real Property"), and

     2. any rights Seller may have in connection with contracts related to the Real Property, and the Personal Property, including any leases of personal property, insurance policies and the proceeds of all claims thereunder, subleases, and concession agreements ("Contract Rights").

     Buyer accepts such Personal Property and Contract Rights "AS-IS" and "WITH ALL FAULTS" and subject to any existing liens and encumbrances. Seller specifically disclaims all express or implied warranties regarding the existence or condition of, or title to, such Personal Property and Contract Rights, including without limitation the implied warranties of merchantability and suitability for a particular purpose.

     Date:  May 31, 2001.

ALL-AMERICAN SPORTPARK, LLC, a
Nevada limited liability company

By:  SportPark Management, Inc., Managing
     Member


     By: /s/ Ronald S. Boreta
        Ronald S. Boreta, President

                                  EXHIBIT D

                             SPORTPARK AGREEMENTS

Charter Financial Documents

Logos Plus Coin Operated Locker Agreement

Nevada Pay Phone Lease Agreement

Sony Agreement

Phone System Lease

Radio Lease

                                  EXHIBIT E

                         AAGC STOCKHOLDERS AGREEMENT